SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 3, 2009

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 3, 2009, Crocs, Inc. (the “Company”) fully repaid its outstanding credit agreement (the “Revolving Credit Facility”) with Union Bank of California, N.A..  The Revolving Credit Facility had an outstanding balance as of June 30, 2009 of $17.3 million.  Termination of the Revolving Credit Facility became effective upon full repayment by the Company on August 3, 2009.  The Company did not incur any penalties for early repayment of the Revolving Credit Facility.

Item 2.02 Release of Operations and Financial Condition.

On August 6, 2009, the Company issued a press release reporting its results of operations for the three and six months ended June 30, 2009.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated August 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: August 6, 2009	By:	/s/ Russell C. Hammer
Russell C. Hammer,
Chief Financial Officer, Senior Vice President - Finance and Treasurer